UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2017

PURA NATURALS, INC.
(Exact Name of Registrant as Specified in Charter)
COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
 (Registrant's telephone number, including area code)

Yummy Flies, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

Effective January 12, 2017, Mr. Derek Duhame was appointed President of the Company. Mr. Duhame replaced Robert Doherty as President and Mr. Doherty remains the Chief Executive Officer of the Company.

Mr. Duhame is an accomplished executive leader with expertise in driving performance, Profit and Loss oversight, multichannel product distribution, and marketing involving both start-up and growth operations. Mr. Duhame is a results oriented, decisive leader with proven success in market identification, and strategic positioning. He is proficient in sales strategy, national and regional sales team structure and oversight, value propositions, client facing presentations, RFP's and contract negotiations. He has particular expertise in developing and executing business plans and winning service strategies.  He is skilled at relationship-building, strategy development, account penetration, consensus building, political astuteness, and detailed follow-through to achieve complex sales initiatives.

His 20+ year career has included executive level sales and marketing positions with Impact Strategic Marketing Insights, Altrux Medical, Rocktenn, Smarter Flush Distributors and Consumer Source/Distributech.

As Vice President of sales at Distributech, Mr. Duhame directed a multimillion-dollar operation for Distributech, a distributor of industry-leading free publications including contract delivery and display services for over 2,000 customers, 60,000 delivery locations, 120 employees and 700 independent contract delivery drivers.  Mr. Duhame lead Sales Management with a $60 Million Profit and Loss accountability, focusing on revenue growth, expense reduction and client retention with national and regional retail chains.  Additionally, Mr. Duhame negotiated and signed the highest value agreement in the company's 30+ year history, producing a multi-million dollar annual EBITDA contribution, generated annual incremental revenue gains of 16% by developing sales strategy, partnerships, creative pricing, renewal strategies and out-of-the-box new sales initiatives, and galvanized a sales management team that achieved consistent, double digit percentage revenue gains. As a national accounts manager, Mr. Duhame lead business development to increase retail presence over 100% through negotiating $40M+ in agreements comprising 12,000+ distribution locations, increased advertising revenues by 300%, converted a national top tier grocery store chain to long-term partnership after 13 years with a competitor, and retained 100% of retail distribution partners throughout a 12-year tenure.

Mr. Duhame is not subject to a written employment agreement with the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.
January 18, 2017	By: /s/ Robert Doherty Robert Doherty Chief Executive Officer